Exhibit 5.1

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

October 19, 2012

Willis Group Holdings Public Limited Company

51 Lime Street

London EC3M 7DQ, England

Ladies and Gentlemen:

We have acted as counsel to Willis Group Holdings Public Limited Company, a company incorporated under the laws of Ireland having company number 475616 (the “Company”), Willis North America, a Delaware corporation (“Willis North America” and, together with the Company, the “Issuers”), Willis Netherlands Holdings B.V., a company organized under the laws of the Netherlands, Willis Investment UK Holdings Limited, a company with limited liability organized under the laws of England and Wales, TA I Limited, a company with limited liability organized under the laws of England and Wales, Trinity Acquisition plc, a company with limited liability organized under the laws of England and Wales, and Willis Group Limited, a company with limited liability organized under the laws of England and Wales (individually, a “Guarantor” and collectively, together with the Company and Willis North America, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3, filed by the Issuers with the Commission on October 19, 2012 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities, and the prospectus contained therein: (i) debt securities of the Company (the “Company Debt Securities”); (ii) preferred shares of the Company, par value $0.000115 per share (the “Preferred Shares”); (iii) ordinary shares of the Company, par value $0.000115 per share (the “Ordinary Shares” and, together with the Preferred Shares, the “Equity Securities”); (iv) warrants to purchase Equity Securities or Company Debt Securities (the “Warrants”); (v) warrant units (the “Warrant Units”); (vi) share purchase contracts (“Share Purchase Contracts”); (vii) share purchase units (“Share Purchase Units”); (viii) prepaid share purchase contracts (the “Prepaid Share Purchase Contracts”); (ix) debt securities of Willis North America (the “Willis North America Debt Securities”); (xi) guarantees of certain of the Guarantors to be issued in connection with the Company Debt Securities (the “Company Guarantees”); and (xii) guarantees of certain of the Guarantors (including the Company) to be issued in connection with the Willis North America Debt Securities (the “Willis North America Guarantees”). The Company Debt Securities, the Equity Securities, the Warrants, the Warrant Units, the Share Purchase Contracts, the Share Purchase Units, the Prepaid Share Purchase Contracts, the Willis North America Debt Securities, the Company Guarantees and the Willis North America Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to Rule 415 under the Act.

The Company Debt Securities and the Company Guarantees will be issued under an Indenture (the “Company Indenture”) between the Company, the Guarantors and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). The Willis North America Debt Securities and the Willis North America Guarantees will be issued under an Indenture (the “Willis North America Indenture”) among Willis North America, certain of the Guarantors and the Trustee. The Company Indenture and the Willis North America Indenture are hereinafter referred to collectively as the “Indentures.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Prospectus; (iii) the Indentures; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuers and the Guarantors. We have also assumed (i) the valid existence of each of the Issuers and the Guarantors and (ii) that each of the Issuers and the Guarantors has the requisite corporate power and authority to enter into and perform, as applicable, the Indentures and the Securities.

Further, we have assumed (i) any amendments to the Registration Statement (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Issuers have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Issuers and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (vii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

Based on and subject to the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Company Debt Securities. Assuming that the issuance and terms of any Company Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Company Indenture, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Company Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Company Debt Securities to be issued under the Company Indenture and the applicable supplemental indentures and of their issuance and sale have been duly established in conformity with the Company Indenture and the applicable supplemental indentures so as not to violate any applicable law, affect the enforceability of such Company Debt Securities or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company Debt Securities have been duly executed and authenticated in accordance with the Company Indenture and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Company Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

2. Company Guarantees. Assuming that the issuance and terms of any Company Guarantees and the terms of the offering thereof have been duly authorized, when (i) the Company Indenture substantially in the form so filed, and the Company Guarantees have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Company Guarantees to be issued under the Indenture and of their issuance have been duly established in conformity with the Company Indenture so as not to violate any applicable law, affect the enforceability of such Company Guarantees or result in a default under or breach of any agreement or instrument binding on Guarantors party thereto, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantors party thereto and (iii) the Company Guarantees have been duly executed in accordance with the applicable indenture and the related Notes issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Company Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

3. Willis North America Debt Securities. Assuming that the issuance and terms of any Willis North America Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Willis North America Indenture, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Willis North America Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Willis North America Debt Securities to be issued under the Willis North America Indenture and the applicable supplemental indentures and of their issuance and sale have been duly established in conformity with the Willis North America Indenture and the applicable supplemental indentures so as not to violate any applicable law, affect the enforceability of such Willis North America Debt Securities or result in a default under or breach of any agreement or instrument binding on Willis North America, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Willis North America and (iii) the Willis North America Debt Securities have been duly executed and authenticated in accordance with the Willis North America Indenture and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Willis North America Debt Securities will constitute valid and binding obligations of Willis North America, enforceable against the Willis North America in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

4. Willis North America Guarantees. Assuming that the issuance and terms of any Willis North America Guarantees and the terms of the offering thereof have been duly authorized, when (i) the Willis North America indentures, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to such Willis North America Guarantees have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of such Willis North America Guarantees to be issued under the Willis North America Indenture and the applicable supplemental indentures and of their issuance have been duly established in conformity with the related indenture so as not to violate any applicable law, affect the enforceability of such Willis North America Guarantees or result in a default under or breach of any agreement or instrument binding on the applicable Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Guarantors and (iii) such Willis North America Guarantees have been duly executed in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Willis North America Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

5. Warrants. Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the Warrant agent appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law, affect the enforceability of such Warrants or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

6. Warrant Units. Assuming that the issuance and terms of such Warrant Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Warrant Units, if any, have been duly authorized and issued by such entity, when (i) the Warrant Unit agreement or Warrant Unit agreements relating to such Warrant Units have been duly authorized, executed and delivered by the applicable Issuer and the warrant agent appointed by the applicable Issuer, (ii) the terms of such Warrant Units have been duly established so as not to violate any applicable law, affect the enforceability of such Warrant Units or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Warrant Units have been duly executed and authenticated in accordance with the applicable Warrant Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Warrant Units (including any Warrant Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

7. Share Purchase Contracts. Assuming that the issuance and terms of such Share Purchase Contracts and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Share Purchase Contracts, if any, have been duly authorized and issued by such entity, when (i) the Share Purchase Contract agreement or Share Purchase Contract agreements relating to such Share Purchase Contracts have been duly authorized, executed and delivered by the applicable Issuer and the agent appointed by the applicable Issuer, (ii) the terms of such Share Purchase Contracts have been duly established so as not to violate any applicable law, affect the enforceability of such Share Purchase Contracts or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Share Purchase Contracts have been duly executed and authenticated in accordance with the applicable Share Purchase Contract agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Share Purchase Contracts (including any Share Purchase Contracts that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

8. Share Purchase Units. Assuming that the issuance and terms of such Share Purchase Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Share Purchase Units, if any, have been duly authorized and issued by such entity, when (i) the Share Purchase Unit agreement or Share Purchase Unit agreements relating to such Share Purchase Units have been duly authorized, executed and delivered by the applicable Issuer and the agent appointed by the applicable Issuer, (ii) the terms of such Share Purchase Units have been duly established so as not to violate any applicable law, affect the enforceability of such Share Purchase Units or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Share Purchase Units have been duly executed and authenticated in accordance with the applicable Share Purchase Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Share Purchase Units (including any Share Purchase Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

9. Prepaid Share Purchase Contracts. Assuming that the issuance and terms of such Prepaid Share Purchase Contracts and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Prepaid Share Purchase Contracts, if any, have been duly authorized and issued by such entity, when (i) the Prepaid Share Purchase Contract agreement or Prepaid Share Purchase Contract agreements relating to such Prepaid Share Purchase Contracts have been duly authorized, executed and delivered by the applicable Issuer and the agent appointed by the applicable Issuer, (ii) the terms of such Prepaid Share Purchase Contracts have been duly established so as not to violate any applicable law, affect the enforceability of such Prepaid Share Purchase Contracts or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Prepaid Share Purchase Contracts have been duly executed and authenticated in accordance with the applicable Prepaid Share Purchase Contract agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Prepaid Share Purchase Contracts (including any Prepaid Share Purchase Contracts that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP